Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alexion Pharmaceuticals, Inc. (the “Company”) on Form 10-K for the fiscal year ended July 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leonard Bell, Chief Executive Officer, Secretary and Treasurer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of, and for, the period covered by the Report.

Dated: October 27, 2003

/s/ LEONARD BELL

Leonard Bell, M.D. Chief Executive Officer, Secretary and Treasurer

A signed original of this written statement required by Section 906 has been provided to Alexion Pharmaceuticals, Inc. and will be retained by Alexion Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.